CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-127828, effective August 25, 2005) of our report dated June 13, 2008, relating to the consolidated financial statements of Clyvia Inc., appearing in the Annual Report on Form 10-K for the year ended January 31, 2008.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

June 16, 2008